UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

iSUN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-2150172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Avenue D, Suite 10

Williston, Vermont 05495

Telephone: (802) 658-3378

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s

Principal Executive Offices)

Jeffrey Peck

Chief Executive Officer

iSun, Inc.

400 Avenue D, Suite 10

Williston, Vermont 05495

Telephone: (802) 658-3378

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

H. Kenneth Merritt, Jr., Esq.

Merritt & Merritt

60 Lake Street, PO Box 5839

Burlington, VT 05402

Telephone: (802) 658-7830

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED	September __, 2023

iSUN, INC.

SHARES OF COMMON STOCK

This Prospectus covers up to 10,964,976 shares of our Common Stock that may be offered for resale or otherwise disposed of by the selling stockholders set forth under the caption “Selling Stockholders” elsewhere in this prospectus, including their pledges, assignees or successors-in-interest.

The shares of Common Stock offered for resale consist of shares that may be issued in connection with two Senior Secured Convertible Notes, each issued by us in a private placement on November 4, 2022 and/or shares that may be issued by us upon exercise of two warrants issued by us on August 30, 2023.

We will not receive any proceeds from the sale or other disposition of the shares of Common Stock by the Selling Stockholders.

The Selling Stockholders identified in this Prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale for the Shares that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution” on page 10.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify. This Prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this Prospectus.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “ISUN.”

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 8, 2023

ABOUT THIS PROSPECTUS

This Prospectus is part of a Registration Statement filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of Common Stock described in this Prospectus. This Prospectus provides you with a general description of the securities which may be offered.

You should rely only on the information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus and any Prospectus Supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this Prospectus and any Prospectus Supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this Prospectus, any Prospectus Supplement, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a Supplement to this Prospectus, which Supplement may also add, update or change any of the information contained in this Prospectus. To the extent there is a conflict between the information contained in this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this Prospectus or any Prospectus Supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this Prospectus nor any distribution of Common Stock pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this Prospectus or in our affairs since the date of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to iSun, Inc., a Delaware corporation.

1

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. We were a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. Our core values were and still are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, our Chief Executive Officer, has applied such core values to expand into the solar industry. Today, we are guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.

The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2032 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. The majority of the other states in the U.S. also have renewable energy goals, regardless of current Federal solar policy. We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy. We intend to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to our shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.

We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 400 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success. As part of our business strategy in 2021 we acquired iSun Energy, LLC, the intellectual property of Oakwood Construction Services, Inc, SolarCommunities, Inc. d/b/a SunCommon and Liberty Electric, Inc in order to provide our full suite of services to the residential, community, commercial, industrial and utility solar markets.

Corporate Information

We were incorporated on October 8, 2014 under the laws of the State of Delaware as Jensyn Acquisition Corp. On June 20, 2019, we changed our name to The Peck Company Holdings, Inc. On January 19, 2021, we changed our name to iSun, Inc. Our executive offices are located at 400 Avenue D, Suite 10, Williston, Vermont 05495 and our telephone number is (802) 658-3378. Our website address is www.isunenergy.com. The information on our website is not part of this Prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

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About This Offering

This Prospectus relates to the offer and resale by the Selling Stockholders of shares of our Common Stock. All of the shares, when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell their shares of Common Stock from time to time at prevailing market prices or at privately negotiated prices.

Common Stock Offered by the Selling Stockholders:	10,964,976 shares of Common Stock.

Common Stock Outstanding at September 6, 2023:	33,068,512

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock offered by this Prospectus.

Risk Factors:	An investment in the Common Stock offered under this Prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 4 and other information in this Prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol:	ISUN

3

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any Prospectus Supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 filed on April 17, 2023, our Form 10-Q for the quarterly period ended March 31, 2023 filed on May 15, 2023, our Form 10-Q for the quarterly period ended June 30, 2023 filed on August 10, 2023, as well as all of the information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

A substantial number of shares of our Common Stock may be issued pursuant to the conversion terms of the Convertible Notes or in payment of principal and/or interest payments under the Convertible Notes, or in upon exercise of the Warrants which could cause the price of our Common Stock to decline.

The Convertible Notes are immediately convertible upon issuance into shares of our Common Stock at a conversion price of $1.00 per share, for an aggregate of approximately 7,932,691 shares (based on approximately $7,932,691 in aggregate principal amount outstanding as of the date  of this Prospectus). In addition principal and interest payments under the Convertible Notes may be made by the issuance of shares of Common Stock. A total of 1,000,000 shares of Common Stock would be issued if the Warrants were fully exercised. The issuance of these shares will dilute our other equity holders, which could cause the price of our Common Stock to decline.

Sales of substantial amounts of our Common Stock by the Selling Stockholders, or the perception that these sales could occur, could adversely affect the price of our Common Stock.

The sale by the Selling Stockholders of a significant number of shares of Common Stock could have a material adverse effect on the market price of our Common Stock. In addition, the perception in the public markets that the Selling Stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this Prospectus could also in and of itself have a material adverse effect on the market price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

The requirement that we repay the Convertible Notes and interest thereon in cash could adversely affect our business plan, liquidity, financial condition, and results of operations.

If not converted, we are required to repay principal amounts outstanding under the Convertible Notes and interest thereon in cash. These obligations could have important consequences on our business. In particular, they could:

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;
●	increase our vulnerability to general adverse economic and industry conditions; and
●	place us at a competitive disadvantage compared to our competitors.

No assurances can be given that we will be successful in making the required payments under the Convertible Notes.

If we are unable to make the required cash payments, there could be a default under the Convertible Notes. In such event, or if a default otherwise occurs under the Convertible Notes, including as a result of our failure to comply with the financial or other covenants contained therein, the holders of the Convertible Notes could cause the Convertible Notes to accrue interest at the rate of 10% per annum. In addition, the holders could exercise their remedies as secured creditors as provide in a Security Agreement dated November 4, 2022.

Restricted covenants under the Convertible Notes could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that maybe in our best interests.

The Convertible Notes contain a number of affirmative and negative covenants regarding the payment of dividends, maintenance of its property, transactions with affiliates, and issue notes and certain securities.

Our ability to comply with these covenants may be adversely affected by events beyond our control, and we cannot assure you that we can maintain compliance with these covenants. The financial covenants could limit our ability to make needed expenditures or otherwise conduct necessary or desirable business activities.

4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, any Prospectus Supplement and the documents that we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this Prospectus, any Prospectus Supplement and the documents that we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this Prospectus, any Prospectus Supplement and the documents that we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus, any Prospectus Supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this Prospectus, any Prospectus Supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

5

PRIVATE PLACEMENT OF THE CONVERTIBLE NOTES

On November 4, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Anson Investments Master Fund LP and Anson East Master Fund LP (the “Investors”) and consummated the sale to the Investors of the Senior Secured Convertible Notes (the “Convertible Notes”) with an aggregate initial principal amount of $12,500,000. The Notes were sold with an original issue discount of $750,000. The Investors paid for the Notes to be issued by delivering $11,750,000 in cash consideration.

As of the date of this Prospectus, 5,138,487 shares of Common Stock have been issued to the Investors pursuant to the Convertible Notes, under the Registration Statement on Form S-3, filed with the Commission on December 5, 2022 (File No, 333-268678), and declared effective by the Commission on December 23, 2022 (the “Prior Registration Statement”).

Upon (i) the effectiveness of the Prior Registration Statement, (ii) the Stockholder Approval (as defined in the Purchase Agreement), which approval was obtained at a Special Meeting of the Stockholders held on January 31, 2023, (iii) the Company’s achievement of certain revenue and EBITDA targets, (iv) the Company having sufficient authorized shares of Common Stock, (v) the Company’s maintenance of certain balance sheet requirements, and (vi) certain other conditions, the Company and the Investors will consummate a second closing in which the Company will issue and sell to each Investor a second Note for an aggregate principal amount of $12,500,000 having identical terms and conditions as the first Note, including a six percent (6%) original issue discount, for an aggregate principal amount of $25,000,000 in Notes that may be issued and sold pursuant to the Purchase Agreement. No assurance can be given that the Second Closing will occur.

Alliance Global Partners / A.G.P. (“AGP”) was engaged as the sole placement agent for the offering of the Convertible Notes. AGP received a placement agent fee of $718,750 at the closing of the Private Placement, representing 6.1% of the gross cash proceeds at the closing. After deducting the placement agent fee, the Company’s estimated expenses associated with the Private Placement and the repayment of certain indebtedness of the Company, the Company’s estimated net cash proceeds at the closing were approximately $632,462.

Purchase Agreement

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions.

Convertible Notes

The Notes were issued to the Investors on November 4, 2022 and mature on May 4, 2025 (the “Maturity Date”). Interest shall accrue under the Notes at the rate of 5% per annum, payable in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of the Company’s Common Stock, or a combination thereof. The Notes are convertible into shares of Common Stock at the election of the holder at any time at an initial conversion price of $1.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Beginning on March 1, 2023 and on the first day of each month thereafter, the Company has been required to redeem 1/26th of the original principal amount of each Note, plus accrued but unpaid interest, until the maturity date of May 4, 2025, on which date all amounts that remain outstanding will be due and payable in full. Subject to certain conditions, including certain equity conditions, the Company may pay the amount due on each monthly redemption date, and the final amount due at maturity, either in cash, shares of Common Stock or a combination thereof. The number of shares used to pay any portion of the Notes in such event would be calculated as 90% of the lowest daily volume weighted average price of the Common Stock during the five (5) trading days immediately prior to the payment date. The Notes may not be prepaid by the Company, other than as specifically permitted by the Notes.

On August 30, 2023, the Company and the Investors entered into a letter agreement (the “First Letter Agreement”) modifying the terms of the Notes. Under the Notes, the Company covenanted that it would meet certain EBITDA targets, including EBITDA of $500,000 for the quarter ended June 30, 2023. The Company had an EBITDA loss of $617,000 during that quarter. Under the Notes, this failure to fulfill the EBITDA covenant is an Event of Default. Under the First Letter Agreement, the Investors agreed to a waiver of the Event of Default on the condition that the Company pay the Investors the aggregate amount of $1,442,308 of the principal amount of the Notes within 30 days, that the Fixed Conversion Price of the Notes be adjusted to $1.00, and that the Company issue certain warrants to the Investors (the “Warrants”), as described in the Company’s Current Report on Form 8-K, filed on September 1, 2023.

On August 30, 2023, the Company entered into a second letter agreement with the Investors (the “Second Letter Agreement”). The Second Letter Agreement provides that the Company may complete an Optional Redemption of all of the then outstanding principal balance due under the Notes on or before December 31, 2023, notwithstanding Section 6(a) of the Notes, which permits the Company to effect an Optional Redemption only in the absence of an existing or imminent Event of Default, and subject to certain other conditions. The First Letter Agreement and Second Letter Agreement are described in more detail in the Company’s Current Report on Form 8-K, filed September 1, 2023.

The Notes rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the Purchase Agreement), subject to certain exclusions including (i) existing debt relating to bank loans to the Company’s subsidiary Peck Electric, Co., a Vermont corporation, secured by certain solar arrays, and (ii) existing vehicle and equipment loans to the Company’s subsidiaries, Peck Electric Co., a Vermont corporation and SolarCommunities, Inc., a Vermont benefit corporation, secured by those vehicles and equipment, and is secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Guarantor (as defined in the Security Agreement), as evidenced by (i) a Security Agreement entered into at the Closing (the “Security Agreement”), (ii) a Trademark Security Agreement entered into at the Closing (the “Trademark Security Agreement”), and (iii) a Guaranty executed by all direct and indirect subsidiaries of the Company (the “Guaranty”) pursuant to which each of them has agreed to guaranty the obligations of the Company under the Notes and the other Transaction Documents (as defined in the Purchase Agreement).

Conversion Limitation

The Investors will not have the right to convert any portion of a Convertible Notes, to the extent that, after giving effect to such conversion, the Investor (and other certain related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. This limit may, from time to time, be increased, up to 9.99%, or decreased; provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

6

Events of Default

The Convertible Notes include certain customary and other Events of Default. In connection with an Event of Default, the Investor may require the Company to redeem in cash any or all of the Convertible Notes. The redemption price will be at a premium to the amount due under the Convertible Notes as described therein.

Covenants

The Company will be subject to certain customary affirmative and negative covenants including those regarding the payment of dividends, maintenance of its property, transactions with affiliates, and issue notes and certain securities.

Company Optional Redemption Rights

The Company may redeem the Convertible Notes at the redemption price described in the Convertible Notes.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within 20 days following the Closing a Registration Statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes (the “Registrable Securities”), and to use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible, but in any event no later than 60 days following the Closing. The Registration Statement was filed with the Commission on December 23, 2022, as required by the Registration Rights Agreement.

Additional Information

The foregoing is only a summary of the material terms of the Purchase Agreement, the Convertible Notes, the Registration Rights Agreement and the other ancillary transaction documents (collectively, the “Transaction Documents”), and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to the Company’s Current Report on Form 8-K, filed November 8, 2022, and incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in the Company’s reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

As of the date of this Prospectus, we do not know whether we will have the financial ability to make the majority of payments on the Convertible Notes in cash when due. Accordingly, we do intend, as of the date of this Prospectus, to make such payments in shares of our Common Stock when operating cash flow is not available to satisfy the amortization of the Convertible Note.

We have not had any material relationships or arrangements with the Selling Stockholders, their affiliates, or any person with whom the Selling Stockholders have a contractual relationship regarding this private placement (or any predecessors of those persons).

No assurances can be given that we will be successful in satisfying the conditions, complying with certain of the terms and conditions in the issuance of the convertible notes or in arranging further funding, if needed, or if successful to continue the execution of our business plan including the development and commercialization of new products. Failure to obtain such funding will require management to substantially curtail, if not cease operations, which will result in a material adverse effect on the financial position and our results of operations.

7

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock under this Prospectus. We will not receive any proceeds from these sales. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this Prospectus and any Prospectus Supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

8

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon conversion of the Convertible Notes and/or in connection with the exercise of the Warrants. or. For additional information regarding the issuance of the Convertible Notes, see “Private Placement of the Convertible Notes” above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes issued pursuant to the Securities Purchase Agreement and the issuance of the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, as of November 4, 2022, assuming conversion of the Convertible Notes held by the Selling Stockholders on that date but taking account of any limitations on conversion set forth therein. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on conversion of the notes set forth therein.

Under the terms of the Convertible Notes, a selling stockholder may not convert the notes to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock Beneficially Owned Upon Completion of this Offering (2)
Anson Investments Master Fund LP (3)	0	8,771,981	-
Anson East Master Fund LP (4)	0	2,192,995	-

(1) This Prospectus generally covers the resale of 10,964,976 shares of our Common Stock. Because the Conversion Price in connection with Monthly Redemptions (as defined in the Notes) of the Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this Prospectus.

(2) The ownership of shares of Common Stock after the offering assumes the issuance of all of the shares underlying the Convertible Notes and the issuance of all of the shares issuable on the exercise of the Warrants that are offered for resale hereby, and the sale by the selling stockholders of all of the shares offered for resale hereby.

(3) Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4) Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson East”), hold voting and dispositive power over the Common Shares held by Anson East. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson East is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the Common Stock offered by this Prospectus will passed upon by Merritt & Merritt, Burlington, Vermont.

EXPERTS

The consolidated financial statements of iSun, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of iSun, Inc. are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “SEC Filings,” free of charge, our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.isunenergy.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this Prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

This Prospectus is part of a Registration Statement on Form S-3 that we filed under the Securities Act with the SEC with respect to the shares of our Common Stock offered by the Selling Stockholders through this Prospectus. This Prospectus is filed as a part of that Registration Statement and does not contain all of the information contained in the Registration Statement and Exhibits. We refer you to our Registration Statement and each Exhibit attached to it for a more complete description of matters involving us, and the statements that we have made in this Prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023,;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 15, 2023;

(3) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the SEC on August 10, 2023.

(4) Our Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 25, 2023; January 31, 2023; March 31, 2023; May 16, 2023; May 19, 2023; June 22, 2023; July 13, 2023; August 10, 2023; and September 1, 2023; .

(4) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying Prospectus Supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus. To request a copy of any or all of these documents, you should write or telephone us at 400 Avenue D, Suite 10, Williston, VT 05495, Attention: Mr. John Sullivan, CFO, (802) 658-7738.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by iSun, Inc., or the Company, we, us or our, in connection with the distribution of the Common Stock registered under this Registration Statement:

	Amount
Registration fee under Securities Act of 1933		$387
Legal fees and expenses		$10,000
Accountant’s fees and expenses		$5,000
Miscellaneous fees and expenses	$
Total		$15,387

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (which we refer to as the DGCL) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 16.	EXHIBITS.

The Exhibits filed with this Registration Statement are set forth on the “Exhibit Index” set forth elsewhere herein.

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ITEM 17.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration Statement.

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed Prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williston, State of Vermont, on the 8th day of September, 2023.

ISUN, INC.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of iSun, Inc., a Delaware corporation, do hereby constitute and appoint Jeffrey Peck as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Jeffrey Peck	President, Chief Executive Officer and Director	September 8, 2023
Jeffrey Peck	(Principal Executive Officer)

/s/ John Sullivan	Chief Financial Officer	September 8, 2023
John Sullivan	(Principal Financial and Accounting Officer)

/s/ Andrew Matthy	Director	September 8, 2023
Andrew Matthy

/s/ Frederick Myrick	Director	September 8, 2023
Frederick Myrick

/s/ Claudia Meer	Director	September 8, 2023
Claudia Meer

/s/ Stewart Martin	Director	September 8, 2023
Stewart Martin

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2022).
3.2	Bylaws (incorporated by reference to Exhibit 3.3 filed with the Company’s Registration Statement on Form S-1 filed with the SEC on November 23, 2015).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-1 filed with the SEC on November 23, 2015).
4.2	Senior Secured Convertible Notes, issued by iSun, Inc. dated November 4, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2022).
4.3	Warrant to Purchase Common Stock, dated August 30, 2023, by and between iSun, Inc. and Anson Investments Master Fund LP. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 1, 2023)
4.4	Warrant to Purchase Common Stock, dated August 30, 2023, by and between iSun, Inc. and Anson East Master Fund LP. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 1, 2023)
5.1*	Opinion of Merritt & Merritt
10.1	Securities Purchase Agreement between iSun, Inc. and certain Purchasers, dated November 4, 2022 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2022).
10.2	Registration Rights Agreement between iSun, Inc. and certain Purchasers, dated November 4, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2022).
10.3	Security Agreement between iSun, Inc. and certain Purchasers, dated November 4, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2022).
10.4	Letter Agreement, dated August 30, 2023, by and between iSun, Inc., Anson Investments Master Fund LP, and Anson East Master Fund LP. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 1, 2023)
10.5	Letter Agreement, dated August 30, 2023, by and between iSun, Inc., Anson Investments Master Fund LP, and Anson East Master Fund LP. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 1, 2023)
23.1*	Consent of Marcum LLP.
23.3	Consent of Merritt & Merritt (included in Exhibit 5 above)
24.1*	Power of Attorney (included in the signature page hereto).
107*	Filing Fees

*Filed herewith.

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